SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549

                                 FORM 8-K


                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934
                      Date of Report:  June 18, 1997



                              MEDIMMUNE, INC.
          (Exact name of registrant as specified in its charter)



                     Commission File Number:  0-19131




          Delaware                                    52-1555759
     (State of Incorporation)                     (I.R.S. Employer
                                                  Identification No.)



     35 West Watkins Mill Road, Gaithersburg, MD        20878
    (Address of principal executive offices)          (Zip Code)


          Registrant's telephone number, including area code (301) 417-0770


               No Exhibits are being filed with this report


CytoGam and RespiGam are registered trademarks of the Company.


                              MEDIMMUNE, INC.
                        Current Report on Form 8-K


ITEM 5.  OTHER EVENTS

MedImmune, Inc. reported the information contained in the following press release dated June 16, 1997:

    MEDIMMUNE PRESENTS AT CAPITAL REGION TECHNOLOGY INVESTOR CONFERENCE Marketed Products, an Extensive Pipeline and Near-term Opportunities

Gaithersburg, MD, June 16, 1997 - MedImmune, Inc. (Nasdaq:MEDI) is a biotechnology company focused on developing and marketing products for infectious diseases and transplantation medicine. Since commencing operations in 1988, the Company has pursued a strategy of establishing a commercial base using proven technologies and targeting well-understood diseases to support longer-term product development. Total revenues in 1996 were $41 million. David M. Mott, President and Chief Operating Officer of MedImmune, will be presenting a company update this week at the Capital Region Technology Investor Conference in Lansdowne, VA.

MedImmune currently markets two products with its hospital-based sales force. RespiGam (respiratory syncytial virus immune globulin intravenous (human)) was licensed for marketing by the U.S. Food and Drug Administration (FDA) in January 1996 for the prevention of serious respiratory syncytial virus (RSV) disease (please see full prescribing information). RSV is the primary cause of pneumonia and bronchiolitis in infants. CytoGam (cytomegalovirus immune globulin intravenous (human)) is being marketed for attenuation of cytomegalovirus (CMV) disease in kidney transplant patients (please see full prescribing information). CMV is a serious post-transplant infection in organ transplant recipients.

The Company has established a broad research and development portfolio with nine proprietary products in various stages of development and clinical testing. During the third quarter 1997, the Company expects to announce Phase 3 clinical results of MEDI-493 which, if successfully commercialized, could be the Company's largest product to date. MEDI-493 is a humanized monoclonal antibody being developed for prevention of serious RSV disease in high-risk infants and if successfully developed, would potentially provide several advantages compared to RespiGam. The Company has a number of vaccines in development to prevent cervical cancer, genital warts, Lyme disease, urinary tract infections, as well as products to prevent and treat organ transplant rejection.

The Company's facilities in Gaithersburg, MD encompass 71,000 square feet for administration, research and development, medical and regulatory affairs, sales and marketing, and a pilot plant. In August 1996, MedImmune commenced construction of a $50 million, 68,000 square foot manufacturing plant in Frederick, MD. MedImmune currently employs approximately 270 people.

This announcement may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in the Company's filings with the U.S. Securities and Exchange Commission.






                           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              MEDIMMUNE, INC.
                              Registrant)


Date:  June 18, 1997          David M. Mott
                              President and Chief Operating Officer
                              (Principal financial and
                              accounting officer)